Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256650

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL __, 2022

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 8, 2021)

Shares of Common Stock

Warrants to Purchase Common Stock

Shares of Common Stock Issuable upon Exercise of the Warrants

We are offering shares of our common stock and warrants to purchase up to shares of our common stock (and the shares of common stock issuable from time to time upon exercise of those warrants) pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock sold in this offering will be accompanied by a warrant to purchase 0.50 shares of our common stock at an exercise price of $          per share. Each share of common stock and the accompanying warrant is being sold at a combined offering price of $          , representing an offering price of $       per share of common stock and $      per accompanying warrant. Subject to certain ownership limitations, the warrants will be exercisable immediately, and the warrants will expire on the fifth anniversary of the date of issuance. The shares of common stock and warrants will be issued separately. We refer to the shares of common stock and the accompanying warrants to be issued in this offering, collectively, as the “securities.”

Our common stock is listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “OCX.” The last reported sale price of our common stock on April 11, 2022 was $1.27 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or interdealer quotation system. Without an active trading market, the liquidity of the warrants will be limited.

In a concurrent registered direct offering, we are offering to certain institutional investors up to 11,765 shares of Series A Convertible Preferred Stock, or the “Series A Shares” for an aggregate purchase price of $10 million. We refer to the concurrent offer of Series A Shares as the Series A offering. The closing of this offering of common stock and warrants is not contingent on the closing of the Series A offering. We can offer no assurance that the Series A offering will close, and if it does not close the Series A Shares will not be sold, and we will not receive any proceeds, through that offering. See “Concurrent Series A Offering” for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

(1)	We have agreed to reimburse the underwriters for certain offering-related expenses. See “Underwriting” on page S-16 of this prospectus supplement for additional information regarding compensation payable to the underwriters

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares             of common stock and/or warrants to purchase up to             shares of common stock at the public offering price per share of common stock and/or warrant, less the underwriting discounts and commissions.

The underwriters expect to deliver the securities on or about April    , 2022.

BTIG	Needham & Company

Prospectus Supplement dated April    , 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities, the concurrent Series A offering, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information which may not apply to this offering and the concurrent Series A offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities having an aggregate offering price of up to $240,000,000 under the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “Oncocyte,” “we,” “us,” “our,” “the Company” or similar words refer to Oncocyte Corporation, together with our consolidated subsidiaries. When we refer to “you,” we mean purchasers or prospective purchasers of the shares of common stock offered by this prospectus supplement and the accompanying prospectus.

DetermaRx™, DetermaIO™, DetermaTx™, DetermaMx™, DetermaCNI™, and DetermaDx™ are trademarks of Oncocyte Corporation, and TheraSure™ is a trademark of our subsidiary Chronix Biomedical, Inc., regardless of whether the “TM” symbol accompanies the use of or reference to the applicable trademark in this prospectus supplement, the accompanying prospectus or any document incorporated by reference. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner of any trademark or tradename that we our subsidiaries do not own will not assert its rights, to the trademarks and tradenames.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated into each by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Oncocyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties that can cause our actual results to differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section of this prospectus supplement entitled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated into each by reference include, among other things, statements about:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of diagnostic test candidates;

●	the potential commercialization of our tests currently in development;

●	the timing and success of future clinical trials and the period during which the results of the clinical trials will become available;

●	the potential receipt of revenue from future sales of our tests or diagnostic tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates;

●	our estimates regarding future orders of diagnostic tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around patient populations, market size and price points for reimbursement for our diagnostic tests

●	our estimates regarding future revenues and operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations;

●	the uncertainties associated with the coronavirus (COVID-19) ongoing pandemic, including its possible effects on our operations and the demand for our diagnostic tests and pharma services

●	our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19;

●	our competitive position;

●	the consummation of this offering or the Series A offering; and/or

●	other risks and uncertainties, including those listed under “Risk Factors” in this prospectus supplement.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, and the accompanying prospectus and the information incorporated into each by reference. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this note. Before purchasing any shares of common stock, you should consider carefully all of the risk factors set forth or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that could cause actual results to differ.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement, the financial statements and related notes, and the other information incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the SEC that we file from time to time.

Unless the context otherwise requires, all references in this prospectus to “Oncocyte,” “we,” “us,” “our,” “the Company” or similar words refer to Oncocyte Corporation, together with our consolidated subsidiaries.

The Company

Oncocyte is a molecular diagnostics company focused on developing and commercializing proprietary tests, initially offered as laboratory-developed tests, or LDTs, to serve unmet medical needs across the cancer care continuum. Our tests aim to provide actionable information to physicians and patients at critical decision points to optimize treatment decisions, including the selection of immunotherapy, targeted therapy and blood-based treatment monitoring to improve patient outcomes, and reduce overall cost of care.

We have a broad menu of laboratory-developed tests that physicians may use at different critical decision points in cancer diagnosis and treatment to support decision-making. In the cancer space, physicians utilize DNA and RNA based testing, also known as molecular testing, to inform treatment decisions for patients diagnosed with cancer. Increasingly, physicians are also performing blood-based molecular testing multiple times during the course of a patient’s treatment, also known as monitoring, to detect response or lack of response to therapy in order to make early and timely changes in patient management. Our menu of tests includes a proprietary treatment stratification test called DetermaRx™ that identifies which patients with early stage non-small cell lung cancer may benefit from chemotherapy, resulting in a significantly higher, five-year survival rate, a proprietary gene expression assay called DetermaIOTM that is designed to classify the tumor immune microenvironment and identify patients most likely to respond to immune checkpoint inhibition or ICI, and a patented, blood test for treatment response monitoring called DetermaCNITM that is intended to measure and monitor cancer treatment success by detecting changes in circulating tumor DNA (ctDNA) levels. We believe that these tests will enable the physician to better manage their patient’s disease from diagnosis through monitoring and deliver a significant source of corporate differentiation in the LDT space. We believe that our effort to provide clinically actionable tests for certain key decision points along the continuum of patient management will mitigate the inherent risk of being a single product company and should lead to greater revenue opportunities in rapidly emerging markets in cancer treatment.

Other tests in our development pipeline include DetermaTx™, a test that is intended to compliment DetermaIO™ by assessing the mutational status of a tumor to help identify the appropriate targeted therapy. We also plan to initiate the development of DetermaMx™ as a blood-based test to monitor cancer patients for recurrence of their disease. In addition to the CNI Monitor, we have through a subsidiary certain organ transplant technology that enables a precise quantification of donor-derived cell-free DNA (dd-cfDNA) using digital PCR to aid in the early detection of transplant rejection.

Corporate Information

We were incorporated in 2009 in the state of California. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

S-3

THE OFFERING

Common stock offered by us	shares.

Warrants offered by us

Warrants to purchase up to             shares of common stock, which will be exercisable during the period commencing on the date of their issuance and ending five years from such date at an exercise price of $              per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or interdealer quotation system. To better understand the terms of the warrants, you should carefully read the “Description of the Securities” section of this prospectus supplement.

Offering price per share of common stock and warrant	$ per share and warrant.

Common stock to be outstanding immediately after this offering(1)	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Option to purchase additional shares and/or warrants Use of proceeds

We have granted the underwriters a 30-day option to purchase up to additional         shares of common stock and/or warrants to purchase up to       shares of our common stock at the public offering price per share of common stock or warrant, respectively, less underwriting discounts and commissions.

We expect to receive net proceeds from this offering of approximately $       million, after deducting underwriting discounts and commissions and other expenses of this offering payable by us. We currently intend to use the net proceeds from this offering to promote commercialization of DetermaRx™, including sales and marketing efforts and by conducting additional clinical studies to support clinical adoption of the test; to complete development of DetermaIO™; complete the development and begin commercialization of TheraSure™; and for development of other future tests in our pipeline, including DetermaCNI™, DetermaTx™ and DetermaMx™.

We also expect to use net proceeds to pay for development costs associated with our activities under our Collaboration Agreement with Life Technologies Corporation, or LTC, a subsidiary of Thermo Fisher Scientific, pursuant to which we have agreed to undertake certain development efforts with LTC and to collaborate with LTC in the commercialization of Thermo Fisher Scientific’s existing Oncomine Comprehensive Assay Plus, and our DetermaIO™ assay for use with LTC’s Ion TorrentTM Genexus™ Integrated Sequencer and LTC’s Ion Torrent™ Genexus™ Purification System, in order to obtain in vitro diagnostic regulatory approval of those tests.

We may use net proceeds to make certain future milestone and other payments to former shareholders of companies that we have acquired, including Chronix Biomedical, Inc., or Chronix, and Insight Genetics, Inc., or Insight, if the applicable milestones requiring such payments are met.

We may use net proceeds to invest in or acquire other businesses or technologies that we believe are complementary to our own, although we have no binding agreements with respect to any acquisitions as of the date of this prospectus supplement See “Use of Proceeds” beginning on page S-9 of this prospectus supplement.

Net proceeds not used for the foregoing purposes may be used for general corporate and working capital purposes.

S-4

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus, as well as the documents and other information incorporated by reference in or included in this prospectus supplement, for a discussion of the risks you should carefully consider before investing in our securities.

Nasdaq symbol for our common stock	Our common stock currently is listed on Nasdaq under the symbol “OCX.” We do not intend to list the warrants, nor do we expect the warrants to be quoted, on the Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Concurrent Series A offering	In the concurrent Series A offering, we are offering to certain institutional investors up to 11,765 Series A Shares. The Series A Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The closing of this offering of common stock and warrants is not contingent on the closing of the Series A offering. We can offer no assurance that the Series A offering will close, and if it does not close the Series A Shares will not be sold, and we will not receive any proceeds, through that offering.

(1)	The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 92,246,604 shares of our common stock outstanding as of April 8, 2022 and excludes:

●	2,251,576 shares of our common stock issuable upon exercise of warrants outstanding as of December 31, 2021, with exercise prices ranging from $1.69 to $5.50 per share;

●	923,000 shares of our common stock issuable upon exercise of options outstanding under our 2010 Stock Option Plan as of December 31, 2021, with a weighted-average exercise price of $3.65 per share;

●	3,291,000 shares of our common stock issuable upon exercise of options outstanding under our 2018 Equity Incentive Plan as of December 31, 2021, with a weighted-average exercise price of $2.52 per share;

●	655,800 restricted stock units issued under our 2018 Equity Incentive Plan;

●	9,005,910 shares of our common stock available for future grants under our 2018 Equity Incentive Plan as of December 31, 2021;
●	the shares of common stock issuable upon exercise of the warrants issued in this offering; and

●	shares of common stock issuable upon conversion of any Series A Shares that may be issued if the Series A offering is consummated.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded, before you decide to invest in our securities, including without limitation the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 11, 2022. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering to support our DetermaRx™ and DetermaIO™ development and commercialization efforts, including additional clinical studies to support reimbursement and adoption, for development of DetermaCNI™ and other diagnostic tests, for the payment of contingent merger consideration that may become payable to former Chronix shareholders and former Insight shareholders arising from our acquisition of those companies, and for general corporate and working capital purposes. In addition, as part of our strategic business plan, we regularly research and are actively evaluating the acquisition of businesses or technologies that we believe are complementary to our own laboratory test development and commercialization efforts. Consequently, we may use net proceeds from the offering to invest in or acquire businesses or assets, including also licensing of rights to use technologies. See “Use of Proceeds” in this prospectus supplement.

The actual amounts and timing of our expenditures are within management’s discretion and may vary significantly depending on numerous factors such as the progress of our development and commercialization efforts, the results of our clinical studies, and any unforeseen cash needs. Because we have broad discretion in determining how the proceeds of this offering will be used, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We are concurrently offering shares of redeemable and convertible preferred stock that will be entitled to receive dividend payments in addition to any dividend payments with respect to common stock, and liquidation payments in preference to our common stock, and that will be convertible into shares of our common stock and that must be redeemed in 24 months if not converted into common stock.

We are offering to certain institutional investors up to 11,765 Series A Shares. Holders of the Series A Shares will be entitled to receive a cumulative, compounded annual dividend in an amount equal to 6% of the $1,000 “stated value” per share of their Series A Shares, payable in quarterly installments. We may elect to pay the dividend in cash or as an accretion to the $1,000 stated value per share. An accretion in the stated value in lieu of cash dividend payments would have the effect of increasing the amount of dividend payments, liquidation preference payments, and the redemption price payable to holders of the Series A Shares. We are not permitted to pay any dividends or distributions on any other class or series of capital stock (other than dividends on the common stock paid solely in other shares of common stock) while the Series A Shares is issued and outstanding. If we pay a dividend or make any distribution of cash or property with respect to our common stock, holders of Series A Shares also will be entitled to participate in that dividend or distribution as if their Series A Shares had been converted into common stock.

If Oncocyte is liquidated, holders of Series A Shares will be entitled to receive, before any payments are made on account of common stock, a liquidation preference payment per share in the amount of the stated value, as adjusted by any accretions on account of dividends not paid in cash, and certain other amounts that could become payable to holders of Series A Shares as a result of a failure or delay on our part in issuing shares of common stock upon conversion of the Series A Shares.

S-6

We will be required to redeem the Series A Shares in full on April 8, 2024 or earlier if certain events occur as described in this prospectus supplement under “Concurrent Series A Offering.” We may elect to redeem shares of Series A Shares in whole or in part prior to the mandatory redemption date. If Series A Shares are redeemed, we must pay the holder of the redeemed shares the stated value per share, as adjusted by any accretions on account of dividends not paid in cash, plus any amounts that have become payable to the holder of the redeemed shares as a result of a failure or delay on our part in issuing shares of common stock upon conversion of their Series A Shares.

Holders of Series A Shares may elect to convert their Series A Shares into shares of our common stock at a conversion price of $1.53 per share, subject to adjustment in the event of certain transactions such as any split up or reverse split of common stock, dividends payable in common stock, or reclassification of common stock. We may also require holders of Series A Shares to convert those shares into common stock at the conversion price under certain circumstances.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Subject to an at-the-market sales agreement, dated June 8, 2021 with BTIG, LLC to create an at-the-market equity program and certain short-term restrictions contained in our underwriting agreement with the underwriters of this offering, we are generally not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock. We may, in the future, seek additional capital through a combination of public and private offerings of common stock or preferred stock, or other securities convertible into or exchangeable for, or that represent a right to receive, common stock or preferred stock. We may also participate in debt financings. To the extent that we raise additional capital through the sale of common stock or preferred stock, or securities that are convertible into or exchangeable for, or that represent a right to receive, common stock or preferred stock, your ownership interest will be diluted, and the market price of our common stock could be adversely affected. The incurrence of indebtedness or issuance of additional preferred stock would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to pay dividends, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Moreover, we will issue additional shares of our common stock upon the exercise of currently outstanding options and warrants. Such issuances may involve a significant number of shares of our common stock at prices less than the offering price in this offering.

We may also issue additional shares of our common stock in the future to former shareholders of Razor Genomics, Inc., or Razor, Chronix, and Insight as additional acquisition consideration if certain milestones are achieved related to the development, commercialization, or clinical trials of the diagnostic tests we acquired through our acquisition of those companies.

The resale of any of the shares of common stock that we may issue may depress the prices at which our common stock trades.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the purchase price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Based on the public offering price of $     per share in this offering, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $     per share in net tangible book value of our common stock. See “Dilution” on page S-11 of this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.

S-7

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all of our future earnings, if any, but for reinvestment in our business. We presently are prohibited from paying cash dividends under an existing credit agreement with Silicon Valley Bank and will be prohibited from paying cash dividends on common stock under the terms of the Series A Shares if we issue such shares in the Series A offering. After those restrictions lapse through the repayment of the bank loans and the redemption or conversion of Series A Shares into common stock, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant. See “Dividend Policy” on page S-10 of this prospectus supplement. As a result, for the foreseeable future capital appreciation, if any, will be your sole source of gain from owning shares of our common stock.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered through this prospectus supplement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock, and will only have the rights provided in the warrants.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights or right to receive dividends, and will only have the rights provided by the terms of the warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants and consequently, there is no certainty that it will ever be profitable for holders of the warrants to exercise the warrants.

If we issue Series A Shares, certain provisions of those shares will restrict our use of cash, incurrence of indebtedness, and issuance of senior securities.

The provisions of the Series A Shares require that, for so long as any Series A Shares are outstanding: (a) we must maintain minimum unrestricted, unencumbered cash on hand of at least $8,000,000; (b) we are not permitted to incur indebtedness in excess of $15,000,000, subject to certain exceptions; (c) we are not permitted to enter into any agreement (including any indenture, credit agreement or other debt instrument) that prohibits, prevents or otherwise limits our ability to pay dividends on or to redeem the Series A Shares in accordance with its terms, and (d) we are not permitted to authorize or issue any class or series of preferred stock or other capital stock that ranks senior to or pari passu with the Series A Shares with respect to the payment of dividends or upon a liquidation or certain change of control transactions.

S-8

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $              million (or approximately $              million if the underwriters exercise in full their option to purchase up to              additional shares of common stock and/or warrants to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the offering primarily to promote commercialization of DetermaRx™, including sales and marketing efforts and by conducting additional clinical studies to support clinical adoption of the test; to complete development of DetermaIO™; complete the development and begin commercialization of TheraSure™; and for development of other future tests in our pipeline, including DetermaCNI™, DetermaTx™ and DetermaMx™.

We also expect to use net proceeds to pay for development costs associated with our activities under our Collaboration Agreement with Life Technologies Corporation, or LTC, a subsidiary of Thermo Fisher Scientific, pursuant to which we have agreed to undertake certain development efforts with LTC and to collaborate with LTC in the commercialization of Thermo Fisher Scientific’s existing Oncomine Comprehensive Assay Plus, and our DetermaIO™ assay for use with LTC’s Ion TorrentTM Genexus™ Integrated Sequencer and LTC’s Ion Torrent™ Genexus™ Purification System, in order to obtain in vitro diagnostic regulatory approval of those tests.

We may also use net proceeds to make certain future milestone payments to former shareholders of Chronix and Insight as additional merger consideration that may become payable if the applicable milestones requiring such payments are met.

As part of our strategic business plan, we regularly research and evaluate the acquisition of businesses or technologies that we believe are complementary to our own diagnostic test development and commercialization efforts. Consequently, we may use net proceeds invest in or acquire other businesses or assets, including also licensing rights to use technologies. Our strategic initiatives are currently focused on, and we are actively evaluating, businesses or technologies that we believe will allow us to acquire additional cancer tests for development. However, we have no binding agreements with respect to any such additional acquisitions in place as of the date of this prospectus supplement.

Net proceeds not used for the foregoing purposes may be used for general corporate and working capital purposes. We may contribute net proceeds to one or more of our subsidiaries for purposes described above or to otherwise finance their operations.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our board of directors believes the flexibility in application of the net proceeds is prudent.

The actual amounts and timing of our expenditures are within management’s discretion and may vary significantly depending on numerous factors such as the progress of our development and commercialization efforts, the results of our clinical studies, and any unforeseen cash needs.

Pending application of the net proceeds as described above, we may temporarily invest any net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all of our future earnings, if any, but for reinvestment in our business. We presently are prohibited from paying cash dividends under an existing credit agreement with Silicon Valley Bank and will be prohibited from paying cash dividends on common stock under the terms of the Series A Shares if we issue such shares in the Series A offering. After those restrictions lapse through the repayment of the bank loans and the redemption or conversion of Series A Shares into common stock, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant. As a result, for the foreseeable future capital appreciation, if any, will be your sole source of gain from owning shares of our common stock.

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DILUTION

If you invest in our securities in this offering, your interest will be immediately diluted to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2021 was approximately ($44.7) million, or ($0.48) per share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of our common stock outstanding as of December 31, 2021.

After giving effect to the issuance and sale of shares of             common stock and             warrants in this offering at the public offering price of $              per share and warrants, after deducting the estimated offering expenses payable by us, the as adjusted net tangible book value as of December 31, 2021 would have been approximately $              million, or $             per share. This represents an immediate increase in net tangible book value of approximately $             per share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $             per share to purchasers of our securities in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

The following table illustrates this dilution:

Public offering price per share			$
Net tangible book value per share as of December 31, 2021		$(0.48)
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as at December 31, 2021, after giving effect to this offering			$
Dilution per share to new investors participating in this offering			$

If the underwriters exercise their option to purchase up to additional shares of common stock and/or warrants to purchase additional shares of common stock in full, the as adjusted net tangible book value will increase to $      per share, representing an immediate increase in net tangible book value of $      per share of our common stock to existing stockholders and an immediate dilution of $      per share to purchasers of our securities in this offering.

The above discussion and table are based on 92,231,917 shares of our common stock outstanding as of December 31, 2021, and excludes as of that date:

●	2,251,576 shares of our common stock issuable upon exercise of warrants outstanding as of December 31, 2021, with exercise prices ranging from $1.69 to $5.50 per share;

●	923,000 shares of our common stock issuable upon exercise of options outstanding under our 2010 Stock Option Plan as of December 31, 2021, with a weighted-average exercise price of $3.65 per share;

●	3,291,000 shares of our common stock issuable upon exercise of options outstanding under our 2018 Equity Incentive Plan as of December 31, 2021, with a weighted-average exercise price of $2.52 per share;

●	655,800 restricted stock units issued to our executive officers under our 2018 Equity Incentive Plan as of December 31, 2021; and

●	9,005,910 shares of our common stock available for future grants under our 2018 Equity Incentive Plan as of December 31, 2021;

●	14,687 shares of common stock sold and issued “at the market” under our sales agreement with BTIG, LLC at various dates from January 1, 2022 through April 11, 2022; and

●	zero shares of common stock issued upon exercises of options under our equity plans subsequent to December 31, 2021.

To the extent that any outstanding options or warrants are exercised, new options, restricted stock or restricted stock units are issued under our equity incentive plan, shares of common stock are sold under our employee stock purchase plan or we otherwise issue additional shares of common stock or other equity or convertible debt securities in the future, you may experience further dilution.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described in the section titled “Description of Common Stock and Preferred Stock – Common Stock” in the accompanying prospectus.

Securities Exchange Listing

Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “OCX.” We do not intend to list the warrants, nor do we expect the warrants to be quoted, on the Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Warrants

The following is a summary of the material terms and provisions of the warrants that are being offered hereby, the form of which will be filed as exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should also carefully review the terms and provisions set forth in the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each warrant offered hereby will have an exercise price equal to $              .. The warrants will be exercisable upon issuance and may be exercised until the fifth anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. Although the warrants will be sold in tandem with the common stock, the warrants and common stock may be transferred separately immediately thereafter. Warrants will be issued in certificated form only.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us and the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Notwithstanding the foregoing, a holder may elect, at the closing of this offering and solely to itself by notice to us at the closing of this offering, a holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrant up to 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants; provided further, following receipt of shareholder approval at a subsequent meeting of shareholders as may be required by the applicable rules and regulations of the Nasdaq with respect to allowing the exercise in full of a holder’s Warrants without regard to the ownership limitations outlined above, the provisions of the applicable beneficial ownership limitations will no longer apply solely as to that holder, if such holder has notified the Company that the holder wishes the Company to seek such shareholder approval.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the sale of the shares of common stock to the warrant holder upon exercise of the warrants is not then effective under the Securities Act, or the prospectus contained therein is not available for the issuance of the common stock to the holder, then in lieu of making the cash payment of the exercise price that otherwise would be required to be made to us, the holder may only elect to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In accordance with that formula, the number of shares of common stock issuable in a cashless exercise of a warrant will be equal to the quotient of (A) the volume weighted average price of the common stock, determined in accordance with the terms of the warrant, minus the exercise price of the warrant, (B) multiplied by the number of shares of common stock that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise, divided by (C) the volume weighted average price of the common stock, determined in accordance with the terms of the warrant.

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Fundamental Transactions

In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, a tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant at the principal office of the Company or its designated agent, together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Trading Market

There is no established trading market for the warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the warrants on any securities exchange or any interdealer quotation system. Without a trading market, the liquidity of the warrants will be extremely limited.

Right as a Shareholder

The warrants do not provide warrant holders with any rights or privileges of a holder of our common stock, such as voting rights and rights to receive dividends, until such holder exercises their warrants. Instead, the warrant holders will have only the rights provided by the terms of the warrants, which generally relate to the right to receive shares of common stock through the exercise of the warrants, and rights to transfer the warrants.

Waivers and Amendments

No term of the warrants may be amended or waived without the written consent of the Company, on the one hand, and the holder of a warrant, on the other.

Redemption

The warrants are callable by us in certain circumstances. Subject to certain exceptions, if, at any time after the initial exercise date of the Warrants, (i) the volume weighted average price of our shares of common stock for 10 consecutive trading days (the “Measurement Period”) exceeds 125% of the then exercise price, (ii) the average daily trading volume of our shares of common stock for such Measurement Period exceeds 100,00 shares of common stock per trading day, and (iii) the holders of the warrants are not in possession of any information that constitutes or might constitute, material non-public information which was provided by us, then we may, within five trading days of the end of such Measurement Period, upon notice to the holders of the warrants (a “Call Notice”), call for cancellation of all of the warrants for which a notice of exercise has not yet been delivered, or a Call, for consideration equal to $0.01 per warrant share. Any portion of a warrant subject to such Call Notice for which a notice of exercise shall not have been received by us on the Call Date (as defined below) will be cancelled at 6:30 p.m. (New York City time) on the tenth trading day after the date the Call Notice is received by the holder (such date and time, the “Call Date”). Our right to call the warrants will be exercised with respect to all of the then issued and outstanding warrants.

CONCURRENT SERIES A OFFERING

In a concurrent Series A offering, we are offering up to 11,765 Series A Shares to certain institutional investors at a subscription price of $850 per Series A Share. Below is a brief summary of the terms of the Series A Shares. No Series A Shares are being offered for sale pursuant to this prospectus supplement. We can offer no assurance that the Series A offering will close, and if it does not close the Series A Shares will not be sold, and we will not receive any proceeds through that offering. For a complete description of the Series A Shares, see the certificate of determination of preferences filed as an exhibit to the Company’s Current Report on Form 8-K filed April 13, 2022.

Funding

If all 11,765 Series A Shares are sold in the Series A offering, we will receive $10 million. The funding for the purchase of the Series A Shares is expected to occur in two evenly split tranches. The first tranche is expected to fund concurrently with the closing of the shares of common stock and warrants through this offering. The second tranche will fund six months after the closing of the first tranche or at an earlier date at the election of the purchaser.

S-13

Purchase Price

Each Series A Share is being offered at an original price of $850 which represents an original issue discount from the $1,000 initial “stated value” per share of the Series A Shares. The stated value of the Series A Shares is the amount used to determine dividends, liquidation preference payments, redemption payments, and the number of shares of common stock issuable upon conversion of Series A Shares into common stock.

Dividends

The preferred stock will pay a cumulative compounded dividend in the amount of 6% of the stated value of the Series A Shares. The dividend is payable on a quarterly basis in cash, or, at our election, by an accretion to increase the stated value by the amount of the dividend in lieu of a cash payment. The initial stated value of each Series A Share is $1,000 and is subject to increase to the extent we elect to increase the stated value in lieu of paying accrued cash dividends. Accordingly, the amount of dividends payable in any quarter may increase if the stated value of the Series A Shares increases.

Conversion

Holders of the Series A Shares will have the right to convert all or a portion of the Series A Shares into shares of common stock at any time and from time to time after issuance. The number of shares of common stock issuable upon the conversion of each Series A Share will be the stated value then in effect divided by the conversion price. The Series A Shares shall have a conversion price of $1.53 per share.

Forced Conversion at the Company’s Option

We are permitted to force the conversion of Series A Shares into common stock at any time when during 20 out of the 30 preceding trading days the volume weighted average price or “VWAP” of the common stock equals or exceeds 140% of the conversion price, and the daily trading volume exceeds 400,000 shares. The maximum amount of Series A Shares of any holder of Series A Shares that we can elect to convert during any such individual period is limited to one-third of the Series A Shares then held by such shareholder. However, we can elect to convert additional Series A Shares into common stock, subject to the one-third limitation, in any subsequent period during which the VWAP and trading volume thresholds are met. The number of Series A Shares that we can elect to convert into common stock at any time will be reduced to the extent that the holder of Series A Shares elects on their own to convert Series A Shares into common stock.

Mandatory Redemption

We are required to redeem all outstanding shares of preferred stock on April 8, 2024 or earlier upon the occurrence of any of the following events: (i) a Bankruptcy Event, (ii) a Change of Control Transaction, or (iii) a Non-Compliance Event provided that notice to us is given within a specified time frame by holders of not less than 51% of the outstanding Series A Shares demanding redemption of all of the outstanding Series A Shares following the occurrence of the Non-Compliance Event.

A Bankruptcy Event refers to the occurrence of certain proceedings voluntarily commenced by us or involuntarily commenced against us or our assets or against any of our subsidiaries or their assets under bankruptcy laws, receivership laws and similar laws.

A Change of Control Transaction refers to (a) an acquisition of effective control (whether through legal or beneficial ownership of Oncocyte capital stock, by contract or otherwise) of more than 50% of the voting securities of Oncocyte (other than by means of conversion of Series A Shares into common stock), (b) a merger or consolidation of Oncocyte with any business entity that results in the Oncocyte shareholders immediately prior to such transaction owning less than 50% of the aggregate voting power of Oncocyte or the successor entity of such transaction, or (c) a sale or transfer all or substantially all of our assets.

S-14

A Non-Compliance Event means we fail to maintain minimum unrestricted, unencumbered cash on hand of at least $8,000,000.

If Series A Shares are redeemed we must pay the holder of the redeemed shares the sum of the stated value per share, as increased by any accretions on account of dividends not paid in cash, plus all accrued and unpaid dividends not accreted to stated value, and any amounts that have become payable to the holder of the redeemed shares as a result of a failure or delay on our part in issuing shares of common stock upon any prior conversion of a portion of their Series A Shares.

Liquidation Preference

Upon a voluntary or involuntary liquidation, dissolution or winding-up of Oncocyte, holders of Series A Shares will receive the sum of the stated value, as increased by any accreted dividends not paid in cash, plus all accrued and unpaid dividends not accreted to stated value, and any other amounts payable with respect to Series A Shares as a result of a failure or delay on our part in issuing shares of common stock upon any prior conversion of a portion conversion of a holder’s Series A Shares. This liquidation payment will be paid prior and in preference to the distribution of cash or other assets of Oncocyte to holders of all other classes of Oncocyte capital stock, including the common stock.

Certain Restrictions Imposed by Series A Shares

So long as Series A Shares remain issued and outstanding, we will be subject to the following financial restrictions: (i) we must maintain an unrestricted cash balance of at least $8 million; (ii) we must not incur indebtedness in excess of $15 million, (iii) we must not enter into any agreement which prohibits, prevents or otherwise limits our ability to pay dividends on or redeem the Series A Shares in accordance with the terms of such shares, and (iv) we must not authorize or issue any class or series of preferred stock or other capital stock that ranks senior or pari passu with the Series A Shares with respect to the payment of dividends or upon a liquidation or Change of Control Transaction. We also may not pay any dividends on our common stock except for dividends payable only in shares of common stock.

S-15

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below. BTIG, LLC, referred to herein as BTIG, or the representative, is acting representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock and accompanying warrants to purchase shares of common stock by the underwriters. Subject to the terms and conditions of the underwriting agreement, each underwriter has agreed to purchase the number of shares and warrants set forth opposite its name below:

	Number of Shares of Common Stock	Number of Warrants
BTIG, LLC
Needham & Company, LLC
Total

The underwriters have agreed to purchase all of the shares of common stock and accompanying warrants offered by this prospectus, if any are purchased. We have also granted the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of additional shares of common stock and/or additional common warrants to purchase up to shares of common stock from us, in any combination thereof, at the public offering price per share and public offering price per warrant, respectively, less the underwriting discounts and commissions.

The underwriters are offering the shares of common stock and accompanying common warrants subject to various conditions and may reject all or part of any order. The representative has advised us that it proposes initially to offer the shares of common stock and the warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $ per share and accompanying warrant, based on the combined public offering price per share and warrant. After the shares of common stock and warrants are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

S-16

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share and Accompanying Warrant	Total Without Exercise of Option(1)	Total With Full Exercise of Option(1)
Public offering price	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	Reflects the issuance of shares of our common stock and warrants.
(2)	We have agreed to pay the underwriters a commission of 6% of the gross proceeds of this offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions and the financial advisory fee described below, will be approximately $                , which includes the fees and expenses for which we have agreed to reimburse the underwriters, in an aggregate amount not to exceed $125,000. In addition, we have agreed to pay BTIG, LLC, one of the underwriters in the offering, a financial advisory fee of $200,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our officers and directors and certain shareholders of the Company have agreed to a 90-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, such persons may not offer, sell pledge or otherwise dispose of these securities without the prior written consent of the representative. We have also agreed that we will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalent for a period of 60 days following the date of this prospectus supplement, subject to certain exceptions, without the prior written consent of the representative.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions - the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Penalty bids - if the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

●	Passive market making - market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

S-17

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on The Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

A prospectus supplement and prospectus in electronic format may be delivered to potential investors by the underwriters. The prospectus supplement and prospectus in electronic format will be identical to the paper version of the prospectus supplement and prospectus. Other than the prospectus supplement and prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement and prospectus or the registration statement of which this prospectus supplement and prospectus forms a part.

The underwriters and their affiliates have provided, or may in the future, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-18

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. DLA Piper LLP (US), Raleigh, North Carolina will pass upon certain matters for the underwriters.

EXPERTS

The balance sheet of Oncocyte Corporation as of December 31, 2021 and the related statements of operations, comprehensive loss, shareholders’ equity, and cash flows for the period ended December 31, 2021, have been incorporated by reference into this prospectus supplement and the registration statement in reliance on the report of WithumSmith + Brown PC, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

The balance sheet of Oncocyte Corporation as of December 31, 2020 and the related statements of operations, comprehensive loss, shareholders’ equity, and cash flows for the period ended December 31, 2020, have been incorporated by reference into this prospectus supplement and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

Our website address is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

We make available, free of charge, through our investor relations section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC.

S-20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022;

●	Our Current Reports on Form 8-K filed with the SEC on January 18, 2022, March 14, 2022 and April 13, 2022; and

●	The description of our common stock included in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 11, 2022; including any amendment or report (or exhibit to any such amendment or report) filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (excluding those portions of such reports and documents furnished to, rather than filed with, the SEC) will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct any requests to:

Oncocyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

S-21

PROSPECTUS

$240,000,000

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $240.0 million in the aggregate of common stock, preferred stock, warrants, units or any combination of the foregoing, either individually or as a combination of one or more of these securities. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution” for additional information. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Please read carefully this prospectus, all applicable prospectus supplements, any related free writing prospectuses, and the documents incorporated by reference herein and therein before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Stock Market LLC, or the Nasdaq, under the symbol “OCX”. On May 26, 2021, the last reported sales price of our common stock on the Nasdaq was $4.38 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our filings with the Securities and Exchange Commission.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in the documents incorporated by reference into this prospectus or any applicable prospectus supplement or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, of the Securities Act, using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $240.0 million of any of the securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website. See “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including for the purpose of allocating risks among such parties, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants do not purport to be accurate as of any date other than when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our diagnostic tests, including data regarding the estimated size of those markets and their projected growth rates, as well as market research, estimates and forecasts prepared by our management. We obtained the industry, market and other data throughout this prospectus from our own internal estimates and research, as well as from publicly available information, industry publications and research, surveys and studies conducted by third-parties, including governmental agencies.

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Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information based on various factors, including those discussed under the heading “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference. We believe that these sources and estimates are reliable but have not independently verified them and cannot guarantee their accuracy or completeness. We caution you not to give undue weight to such projections, assumptions and estimates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. All statements that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the Risk Factors sections and elsewhere in our Annual Reports on Form 10-K and in our Quarterly Reports on Form 10-Q and in the other periodic reports and other filings that we file from time to time with the SEC. These factors and the other cautionary statements made in this prospectus and the documents incorporated by reference herein should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. The disclosure in this prospectus, including any forward-looking statement, speaks only as of its date, the date of this prospectus, or the date of any document incorporated by reference into this prospectus, as applicable. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The forward-looking statements in this prospectus and the information incorporated by reference include, among other things, statements about:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of laboratory test candidates;

●	the potential commercialization of our laboratory tests currently in development;

●	the timing and success of future clinical trials and the period during which the results of the clinical trials will become available;

●	the potential receipt of revenue from future sales of our current laboratory tests or tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates;

●	our estimates regarding future orders of laboratory tests and our ability to perform a projected number of tests;

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●	our estimates and assumptions around patient populations, market size and price points for reimbursement for our laboratory tests

●	our estimates regarding future revenues and operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations;

●	our ability to expand our operations geographically in the United States and abroad;

●	the impact of the Covid-19 pandemic on our operations and demand for our diagnostic tests; and

●	our competitive position;

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, and the accompanying prospectus and the information incorporated into each by reference. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this note. Before purchasing any shares of common stock, you should consider carefully all of the risk factors set forth or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that could cause actual results to differ.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus. Before making an investment decision, please carefully read this entire prospectus and the documents incorporated by reference into this prospectus, including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and our financial statements and the related notes incorporated by reference into this prospectus. In this prospectus, unless the context otherwise requires, the terms “OncoCyte,” “we,” “us” or “our” refer to OncoCyte Corporation.

Overview

We are a molecular diagnostics company focused on developing and commercializing proprietary laboratory-developed tests (“LDTs”) to serve unmet medical needs across the cancer care continuum. Our mission is to provide actionable information to physicians and patients at critical decision points to optimize diagnosis and treatment decisions, improve patient outcomes, and reduce overall cost of care. We have prioritized lung cancer as our first indication. Lung cancer remains the leading cause of cancer death in the United States, despite the availability of molecular testing and novel therapies to treat patients.

Our first commercial diagnostic test is a proprietary treatment stratification test called DetermaRx™ that identifies which patients with early stage non-small cell lung cancer may benefit from chemotherapy, resulting in a significantly higher, five-year survival rate. We are also developing multi-gene molecular, laboratory-developed diagnostic tests that we have branded as DetermaIO™. DetermaIO™ is a proprietary gene expression assay with promising data supporting its potential to help identify patients likely to respond to checkpoint inhibitor drugs. This new class of drugs modulate the immune response and show activity in multiple solid tumor types including non-small cell lung cancer (NSCLC), and triple negative breast cancer (TNBC). DetermaIO™ is presently available for research use but one of our goals is to complete development of that assay and to make it available for clinical use later this year. We also perform assay development and clinical testing services for pharmaceutical and biotechnology companies.

We recently added to our diagnostic test pipeline DetermaCNI™, a patented, blood-based test for immunotherapy monitoring. DetermaCNI™ was developed by Chronix Biomedical, Inc., which we acquired through a merger in April 2021. We plan to make DetermaCNI™ available initially as a research tool.

Other tests in our development pipeline include DetermaTx™, a test that we are targeting for commercial launch later this year and that is intended to compliment DetermaIO™ by assessing the mutational status of a tumor to help identify the appropriate targeted therapy. We also plan to initiate the development of DetermaMx™ as a blood based test to monitor cancer patients for recurrence of their disease.

Corporate Information

We were incorporated in 2009 in the state of California. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. You should also refer to the other information contained in this prospectus and the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

If one or more of the adverse events relevant to those risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

USE OF PROCEEDS

Except as described in any prospectus supplement in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. The principal purposes for which we intend to use the net proceeds from a specific offering and the approximate amounts intended to be used for each such purpose will be set forth in the prospectus supplement relating to that offering.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future as we intend to retain our capital resources for reinvestment in our business. Under an existing credit agreement with Silicon Valley Bank, we have agreed not to pay dividends or to make any distributions or to redeem to repurchase any capital stock without Silicon Valley Bank’s prior written consent. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon the repayment of the loans from Silicon Valley Bank, our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant.

SECURITIES THAT MAY BE OFFERED

We may offer shares of common stock, shares of preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing. We may offer up to $240.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. We may issue preferred stock that is exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

The summaries below provide a general description of the securities we may offer and are not intended to be complete. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC. Certain terms of our capital stock described below are also based on the California Corporations Code as in existence on the date of this prospectus, and may be affected by future amendments to such code.

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General

Our Articles of Incorporation currently authorizes the issuance of up to 150,000,000 shares of common stock, no par value, and up to 5,000,000 shares of preferred stock, no par value. As of May 10, 2021, there were 89,833,751 shares of common stock outstanding.

Common Stock

Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote.

Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose. We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future as we intend to retain our capital resources for reinvestment in our business.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive, subscription, or redemption rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered under this prospectus or upon the conversion of any preferred stock or exercise of any warrants offered pursuant to this prospectus, when paid for and issued in accordance with the applicable definitive documents under which they are to be issued, will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq under the symbol “OCX.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series, but subsequent to the issue of shares of that series the number of shares of the series may not be decreased below the number of such shares then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

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The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and the purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock, shares of preferred stock or the other securities registered hereby, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock, other warrants or units, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, warrants or other units, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell our securities directly to one or more investors. We may also sell our securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

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Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions in securities listed on the Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the any common stock, preferred stock, warrants or units offered under this prospectus and any supplement hereto will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2020 and 2019, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2020, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021, as amended by Form 10-K/A-1 filed with the SEC on April 30, 2021;

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 17, 2021;

●	Our Current Reports on Form 8-K, filed with the SEC on January 21, February 2, February 3, February 4, February 5, February 25, March 1, April 19, and May 21, 2021; and

●	The description of our common stock included in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 19, 2021; including any amendment or report (or exhibit to any such amendment or report) filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of such documents furnished to, rather than filed with, the SEC) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct any requests to:

OncoCyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

Our website address is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

We make available, free of charge, through our investor relations section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC.

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       Shares of Common Stock

          Warrants to Purchase Shares of Common Stock

          Shares of Common Stock Issuable upon Exercise of the Warrants

Prospectus Supplement

BTIG	Needham & Company

April              , 2022